                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

      Date of Report: (Date of earliest event reported): November 6, 2002


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)



        DELAWARE                      0-20017                   13-3532643
(State of Incorporation)      (Commission File Number)         (IRS Employer
                                                             Identification No.)
--------------------------------------------------------------------------------


                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
             (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON NOVEMBER 6, 2002 REGARDING THE THIRD QUARTER 2002 EARNINGS.

             TEXAS BIOTECHNOLOGY REPORTS THIRD QUARTER 2002 RESULTS

                   ARGATROBAN SALES IN LINE WITH 2002 GUIDANCE

   RECENTLY COMPLETED STRIDE TRIAL DEMONSTRATES POTENTIAL USE OF SITAXSENTAN
         AS ONCE A DAY ORAL THERAPY FOR PULMONARY ARTERIAL HYPERTENSION

HOUSTON, TX, NOVEMBER 6, 2002 - Texas Biotechnology Corporation (NASDAQ:TXBI) today announced financial results for the third quarter of 2002. Results for the third quarter were in line with management's prior guidance.

THIRD QUARTER 2002 FINANCIAL RESULTS
     o Net loss for the third quarter of 2002 was $5.8 million, or $0.13 per basic and diluted share, compared to a net loss of $4.3 million, or $0.10 per basic and diluted share, for the same period last year.
     o The increased loss in the current quarter is primarily due to increased research and development costs associated with the clinical trials for the development of Argatroban as a treatment for ischemic stroke and percutaneous coronary intervention, and for sitaxsentan as a treatment for pulmonary arterial hypertension.
     o Revenue in the third quarter of 2002 was $2.4 million compared to $1.7 million in the comparable quarter of 2001. In the third quarter of 2002, the Company's royalties earned on net sales of Argatroban increased to $676,000 compared to approximately $333,000 in the third quarter of 2001.

"We are encouraged by hospital sales data that indicate sales of Argatroban are keeping pace with the overall growth in the direct thrombin inhibitor market," stated Bruce D. Given, M.D., President and CEO of Texas Biotechnology. "Also during the third quarter, GlaxoSmithKline initiated a broad-based HIT Disease Education Media Campaign designed to increase awareness of HIT - a life-threatening reaction to heparin for which Argatroban is approved. As medical education is key to growing Argatroban sales in HIT, we believe this initiative, along with increased direct selling efforts, are likely to have a positive impact on Argatroban sales in 2003."

     o Cash, cash equivalents and investments at September 30, 2002 were approximately $74.3 million, compared with $95.4 million at December 31, 2001.

STRIDE TRIAL UPDATE
During the third quarter, the ICOS/Texas Biotechnology L.P. announced positive top-line results from the STRIDE (Sitaxsentan To Relieve ImpaireD Exercise in Pulmonary Hypertension) Phase IIb/III placebo-controlled trial.

"As measured by traditional clinical measures, including six-minute walk and change in NYHA class, we are pleased to report that the 100 mg dose of sitaxentan showed maximum benefit with improved safety as compared to the 300 mg dose," stated Dr. Given. "Several regulatory and clinical experts in pulmonary hypertension have now reviewed the data and are confident that the risk/benefit of sitaxsentan at the 100 mg dose level meets, and in certain areas may exceed, what has been shown with other agents."

Texas Biotechnology expects to meet with the FDA over the next two to three months to discuss next steps for sitaxsentan.

YEAR 2002 FINANCIAL OUTLOOK
Guidance for 2002 includes results of Revotar and the ICOS-TBC partnership.

    o   Net sales of Argatroban    Unchanged- approximately $22 to $26 million
    o   Revenue                    Unchanged- approximately $8.5 to $11 million
    o   Investment income          Unchanged- approximately $1.8 to $2.5 million
    o   Expenses                   Reduced from $45 to $48 million to $41 to
                                   $44 million

The Company expects to provide 2003 guidance in early 2003.

Texas Biotechnology management will host a conference call on Thursday, November 7, 2002, at 8:00 AM Eastern. To participate in the call, dial (651) 224-7472 and ask for the Texas Biotechnology conference call. A replay of the conference call will also be available beginning at 10:45 AM Eastern on Thursday, November 7, 2002 and will end on Friday, November 8, 2002 at 11:59 PM Eastern. To access the replay dial (320) 365-3844. The access code for the replay is 657071. In addition, the conference call will be available live on the Company's web site (www.tbc.com). A replay of the conference call will also be available on the Company's web site.

ABOUT SITAXSENTAN
Sitaxsentan is a small molecule that blocks the action of endothelin, a potent mediator of blood vessel constriction and growth of smooth muscle in vascular walls. Endothelin receptor antagonists may prove to be effective in the treatment of a variety of diseases where the regulation of vascular constriction is important.

In the STRIDE trial, the most frequent adverse events that occurred in patients receiving sitaxsentan, and were more common than in placebo-treated patients, were headache, peripheral edema, nausea, nasal congestion and prolonged clotting time. Incidences of liver abnormalities, which reversed in all cases, were 2% for the placebo group, 0% for the sitaxsentan 100 mg group and 10% for the sitaxsentan 300 mg group. When data from the STRIDE trial are combined with data from the extension trial (patients were exposed to sitaxsentan for a maximum of 55 weeks in both studies combined), the incidences of liver abnormalities, which were all reversible, were 5% for the sitaxsentan 100 mg dose group and 21% for the sitaxsentan 300 mg dose group.

ABOUT TEXAS BIOTECHNOLOGY
Texas Biotechnology, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for its expertise in small molecule drug development and vascular biology. Argatroban, its first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Additional studies are seeking to expand use of Argatroban in other therapeutic settings. Texas Biotechnology has several other products in clinical development for cardiovascular and anti-inflammatory diseases.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required governmental approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

                TEXAS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES

                             SELECTED FINANCIAL DATA
                  AMOUNTS IN THOUSANDS (EXCEPT PER SHARE DATA)
                                    UNAUDITED

                       CONSOLIDATED SUMMARY OF OPERATIONS

                                                        THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                             SEPT. 30,                            SEPT. 30,
                                                   -----------------------------         ----------------------------
                                                      2002               2001               2002              2001
                                                   ----------         ----------         ----------       -----------
Revenues....................................       $    2,405         $    1,704         $    7,624        $    6,436

Operating expenses:
    Research and development................            5,286              3,776             16,107            11,835
    Equity in loss of ICOS-TBC, L.P.........            1,838              2,156              6,305             5,926
    General and administrative..............            2,041              1,479              6,803             4,713
                                                   ----------         ----------         ----------        ----------
Total expenses..............................            9,165              7,411             29,215            22,474
                                                   ----------         ----------         ----------        ----------
Operating loss..............................           (6,760)            (5,707)           (21,591)          (16,038)

Investment income, net......................              556              1,152              1,936             4,250
Minority interest in loss of Revotar........              364                266                844               451
                                                   ----------         ----------         ----------        ----------

Net loss....................................       $   (5,840)        $  (4,289)         $  (18,811)       $ (11,337)
                                                   ==========         ==========         ==========        ==========

Net loss per common share:
     (basic and diluted)....................       $    (0.13)        $    (0.10)        $   (0.43)        $    (0.26)

Weighted average common shares outstanding:
     (basic and diluted)....................           43,799             43,608             43,720            43,659

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                    UNAUDITED

                                                                   SEPT. 30,          DEC. 31,
                                                                     2002               2001
                                                                  ----------         ----------
                Cash, cash equivalents and investments......      $   74,316         $   95,427
                Other assets................................           9,238              8,935
                                                                  ----------         ----------
                Total assets................................          83,554            104,362
                                                                  ==========         ==========

                Total liabilities...........................           7,740              9,622
                Deferred revenue and credits................           8,811              9,290
                Minority interest in Revotar................             369              1,213
                Stockholders' equity........................          66,634             84,237
                                                                  ----------         ----------
                                                                  $   83,554         $  104,362
                                                                  ==========         ==========



                            [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date November 6, 2002                 TEXAS BIOTECHNOLOGY CORPORATION


                                      /s/  Stephen L. Mueller
                                      ------------------------------------------
                                      Stephen L. Mueller
                                      Vice-President, Finance and Administration
                                      Secretary and Treasurer